EXHIBIT F

NAME, ASSET SIZE AND COMPENSATION RECEIVED BY NB MANAGEMENT FOR ADVISORY OR SUB-ADVISORY SERVICES PROVIDED TO OTHER SIMILAR FUNDS

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NEUBERGER BERMAN EQUITY FUNDS
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Rate of Compensation based on each Fund’s average daily net assets

Fund	Asset Size*	First	Next	Next	Next	Next	Next	Next	Next	Thereafter
		$250	$250	$250	$250	$500	$500	$500	$1.5
		million	million	million	million	million	million	million	billion
Neuberger Berman Focus Fund	916,360,000	0.550%	0.525%	0.500%	0.475%	0.450%	0.425%	0.425%	0.425%	0.400%
Neuberger Berman Guardian	1,421,747,000	0.550%	0.525%	0.500%	0.475%	0.450%	0.425%	0.425%	0.425%	0.400%
Fund
Neuberger Berman International	1,094,085,000	0.850%	0.825%	0.800%	0.775%	0.750%	0.725%	0.725%	0.700%	0.700%
Fund
Neuberger Berman Mid Cap	442,599,000	0.550%	0.525%	0.500%	0.475%	0.450%	0.425%	0.425%	0.425%	0.400%
Growth Fund
Neuberger Berman Partners	4,021,156,000	0.550%	0.525%	0.500%	0.475%	0.450%	0.425%	0.425%	0.425%	0.400%
Fund
Neuberger Berman Regency	128,866,000	0.550%	0.525%	0.500%	0.475%	0.450%	0.425%	0.425%	0.425%	0.400%
Fund
Neuberger Berman Research	7,929,000	0.450%	0.450%	0.450%	0.450%	0.450%	0.450%	0.450%	0.450%	0.450%
Opportunities Fund
Neuberger Berman Select	2,288,000	0.550%	0.525%	0.500%	0.475%	0.450%	0.425%	0.425%	0.425%	0.400%
Equities Fund
Neuberger Berman Small Cap	171,460,000	0.850%	0.800%	0.750%	0.700%	0.650%	0.650%	0.650%	0.650%	0.650%
Growth Fund
Neuberger Berman Socially	1,157,506	0.550%	0.525%	0.500%	0.475%	0.450%	0.425%	0.425%	0.425%	0.400%
Responsive Fund

* February 29, 2008 (Unaudited).

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NEUBERGER BERMAN INCOME FUNDS
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Fund	Asset Size*	First	Next	Next	Next	In excess of $2
		$500	$500	$500	$500	billion
		million	million	million	million
Neuberger Berman High Income Bond Fund	300,622,000	0.480%	0.480%	0.480%	0.480%	0.480%
Neuberger Berman Short Duration Bond Fund	93,199,000	0.250%	0.225%	0.200%	0.175%	0.150%

* As of April 30, 2008.

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OTHER FUNDS
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Rate of Compensation based on each Fund’s Fund Asset Size average daily net assets
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Fund	Asset size	Rate
Neuberger Berman Intermediate Municipal Fund Inc.	$296,116,000*	.25%
Neuberger Berman Real Estate Securities Income Fund Inc.	$847,846,000*	.60%

* As of April 30, 2008 (Unaudited).

Fund	Asset size	First $1 billion	In excess of $1 billion
AST Neuberger Berman Mid-Cap Growth Portfolio	$627,723,683*	.90%	.85%
AST Neuberger Berman Mid-Cap Value Portfolio	$730,165,453*	.90%	.85%
ASAF Mid-Cap Growth Fund	[ ___ ]	[ ___ ]	[ ___ ]
ASAF Mid-Cap Value Fund	[ ___ ]	[ ___ ]	[ ___ ]

*As of April 30, 2008 (Unaudited).

Fund	Asset size	First $1 billion	In excess of $1 billion
Metropolitan Neuberger Berman Partners Mid-Cap Value Portfolio	$998,126,020*	.65%^	.60%^

*As of June 30, 2008 (Unaudited).
^Paid to MetLife Advisers. NB Management is paid by MetLife Advisers for sub-advisory services.

Fund	Asset size*	First	Next	Next	Next	Next	Thereafter
		$250	$250	$250	$250	$500
		million	million	million	million	million
Penn Series Mid-Cap Value Fund	$108,542,000.55%		.525%	.50%	.475%	.45%	.425%

*As of June 30, 2008 (Unaudited).

Fund	Asset size	First	Next	Next	Next	Next	Next	In excess of
		$250	$250	$250	$250	$500	$2.5	$4 billion
		million	million	million	million	million	billion
Principal Variable Contracts Mid-Cap	[ ___ ]	[ ___ ]	[ ___ ]	[ ___ ]	[ ___ ]	[ ___ ]	[ ___ ]	[ ___ ]
Value Account
Principal Inv Partners Mid-Cap	[ ___ ]	[ ___ ]	[ ___ ]	[ ___ ]	[ ___ ]	[ ___ ]	[ ___ ]	[ ___ ]
Value Fund
Sun Capital Neuberger Berman	[ ___ ]	[ ___ ]	[ ___ ]	[ ___ ]	[ ___ ]	[ ___ ]	[ ___ ]	[ ___ ]
Mid-Cap Growth Fund
Sun Capital Neuberger Berman	[ ___ ]	[ ___ ]	[ ___ ]	[ ___ ]	[ ___ ]	[ ___ ]	[ ___ ]	[ ___ ]
Mid-Cap Value Fund
RSI (Retirement Trust) Emerging	$53,286,533^	.80%	.80%	.80%	.80%	.80%	.80%	.80%
Growth Equity Fund

^Neuberger Berman manages approximately forty percent of the fund’s assets. Amount listed is total assets. As of September 30, 2007.

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